UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2014

24HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22281	33-0726608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Columbia Turnpike, Suite #1, Florham Park, NJ	07932
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (973) 635-4047

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 24, 2014, 24Holdings Inc., a Delaware corporation (OTCQB: TWFH) (the “Company”) issued convertible promissory notes (the “2014 Notes”) in the principal amount of $55,000 to each of Iroquois Master Fund Ltd and Hudson Bay Master Fund Ltd. (an aggregate of $110,000). The 2014 Notes have a maturity date of December 31, 2015 and bear interest at the rate of 5.0% per annum, payable at maturity. The principal and accrued interest on the 2014 Notes are convertible at the “Conversion Price” (as defined in the 2014 Notes) into shares of the Company’s common stock at the option of the holder, subject to the “Beneficial Ownership Cap” (as defined in the 2014 Notes), or upon the consummation of a “Fundamental Transaction” (as defined in the 2014 Notes). The proceeds of the 2014 Notes will be utilized by the Company to fund working capital needs.

The foregoing description of the 2014 Notes is qualified in its entirety by the full text of the 2014 Notes, which are filed as Exhibits 4.1 and 4.2, respectively, hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibits
4.1	Convertible Note, dated July 24, 2014, in the principal amount of $55,000, bearing interest at the rate of 5.0% per annum issued by the Company to Iroquois Master Fund Ltd.
4.2	Convertible Note, dated July 24, 2014, in the principal amount of $55,000, bearing interest at the rate of 5.0% per annum issued by the Company to Hudson Bay Master Fund Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

24Holdings Inc.

Dated: July 28, 2014	By:	/s/ Arnold P. Kling
Arnold P. Kling,
President